UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33902 (Commission File Number)	36-4612924 (I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 3, 2008, FX Real Estate and Entertainment Inc. (the “Company”) extended the maturity date of the outstanding $475 million mortgage loan on its Las Vegas property (the “Loan”) by six months to January 6, 2009, by pre-funding into escrow additional amounts to cover interest costs as well as to maintain in reserve sufficient funds to cover the anticipated pre-development costs of the Las Vegas property for the six-month period.
The Company has the right to extend the Loan for an additional six-month period through July 2009 by pre-funding in January 2009 the reserves for such additional six-month period, in addition to satisfying certain other conditions.
The Loan is governed by the terms and conditions of the Amended and Restated Credit Agreement, Senior Secured Term Loan Facility (First Lien), dated as of July 6, 2007, and the Amended and Restated Credit Agreement, Senior Secured Term Loan Facility (Second Lien) dated as of July 6, 2007, both of which are filed as exhibits to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-145672), as filed with the Securities and Exchange Commission on October 9, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary
DATE: July 7, 2008